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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 9, 2003

                                 EOTT ENERGY LLC
               (Exact Name of Registrant as Specified in Charter)

         DELAWARE                        1-12872                48-1285117
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
     of Incorporation)                                       Identification No.)


                       2000 West Sam Houston Parkway South
                                    Suite 400
                              Houston, Texas 77042
              (Address of Principal Executive Offices and Zip Code)

                                 (713) 993-5200
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER MATTERS.

On July 9, 2003, EOTT Energy LLC ("EOTT") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that a 12-person jury in Midland, Texas, found Texas New Mexico Pipe Line Company, a wholly owned subsidiary of Shell Pipeline Company, was grossly negligent and committed willful misconduct related to an oil contamination spill near the Kniffen Estates subdivision in Midland in 1992. In addition, the jury found that Texas New Mexico Pipe Line Company committed fraud in failing to disclose the extent of environmental liabilities associated with the Kniffen Estates spill to EOTT during the pipeline sale process. The jury awarded EOTT approximately $6.2 million as reimbursement of remediation expenses incurred to date to clean up the spill at Kniffen Estates, and it is expected that EOTT will also receive approximately $4.0 million in previously stipulated amounts related to landowner settlements, litigation costs incurred by EOTT and interest. The jury also recommended awarding EOTT an additional $50 million in punitive damages associated with the fraud. Certain factors could cause actual results to differ materially from the results anticipated by the jury's awards. These factors include, but are not limited to: the results of the District Court's hearing to finalize the judgement on the jury's verdict, including the court's consideration of any statutory limitation caps for punitive awards, the result of any possible appeal and other factors beyond EOTT's control.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro forma financial information.

         Not applicable.

(c)      Exhibits.

         The following exhibits are filed herewith:

         99.1     EOTT Energy LLC press release dated July 9, 2003


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EOTT ENERGY LLC
                                     (A Delaware limited liability company)
                                     (REGISTRANT)
Date:  July 10, 2003


                                     By:  /s/ H. Keith Kaelber
                                          -------------------------------------
                                          Name:  H. Keith Kaelber
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


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                                INDEX TO EXHIBITS


Exhibit No.       Exhibit Description
-----------       -------------------

   99.1           EOTT Energy LLC press release dated July 9, 2003


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